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                                 EXHIBIT 4 (vi)

                                   EG&G, INC.
                             1992 STOCK OPTION PLAN
                  (AS AMENDED AND RESTATED AS OF MAY 21, 1997)

1.    PURPOSE.

     The purpose of the EG&G, Inc., 1992 Stock Option Plan (the "Plan") is to enhance the profitability and value of EG&G, Inc. (the "Company") for the benefit of its stockholders by offering an opportunity to the key employees, officers, and employee directors of the Company and its subsidiaries to participate in the Company's growth, thus stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company or one of its subsidiaries.

     Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.   TYPE OF OPTIONS; ADMINISTRATION.

   (a) Type of options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Stock appreciation rights may be granted under the Plan in accordance with Article 10.

   (b) Administration. The Plan will be administered by a committee ("Committee") appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Committee shall consist of not less than three (3) members of the Board of Directors, each of whom shall be a "disinterested person" as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"). The Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $1 par value ("Common Stock"), and provide for the issuance of shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective stock option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to


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determine the terms and provisions of the respective stock option agreements, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith.

   (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.   ELIGIBILITY.

   (a) General. Options may be granted to persons who are, at the time of grant, key employees, officers or directors (so long as such directors are also employees) of the Company or its subsidiaries.

   (b) Relevant Factors. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall consider the positions and responsibilities of the individuals being considered, the nature of the services and accomplishments of each, the value to the Company or one of its subsidiaries of their services, their present and potential contribution to the success of the Company or one of its subsidiaries, and such other factors as the Committee may deem relevant.

4.   STOCK SUBJECT TO PLAN.

   (a) Formula. Subject to adjustment as provided in Article 13, below, the maximum number of shares of Common Stock which may be the subject of options granted under the Plan in any calendar year during any part of which the Plan is in effect shall be the greater of (i) 1 1/2% of the total outstanding shares of Common Stock, exclusive of treasury shares, as of December 31, 1991 or (ii) 1 1/2% of the total outstanding shares of Common Stock, exclusive of treasury shares, as of December 31 of the year preceding the calendar year in question; provided, however that any unused portion of the shares available to cover option grants in any calendar year pursuant to the foregoing formula shall be carried forward and available to cover option grants in succeeding calendar years. In addition, if an option granted under the Plan shall expire or terminate



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for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. Notwithstanding the foregoing, but subject to adjustment as provided in Article 13 below, no more than 1,000,000 shares shall be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

   (b) Source of Shares. Any shares of Common Stock issued upon the exercise of an option may consist, in whole or in part, of authorized and unissued shares or of treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

   (c) Maximum Number of Shares. The maximum number of shares with respect to which options may be granted during a calendar year to any employee shall not exceed 200,000.

5.   PRICE UPON EXERCISE OF OPTIONS.

   (a) General. The price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Committee, provided, however, that the exercise price shall not be less than the greater of the par value per share or 100% of the fair market value of such Common Stock at the time of grant of such option. The fair market value shall be deemed to be the closing price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on the date the option is granted, or if there was no sale, on the last previous date on which there was a sale.

   (b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable stock option agreement, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment. No shares shall be issued until all required payment therefor (including payment or provision for payment of all required taxes) has been made.

6.   OPTION PERIOD.

   Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable stock option agreement, except that such date shall in no


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case be later than ten (10) years from the date on which the option is granted.

7.   EXERCISE OF OPTIONS.

   Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the stock option agreement, subject to the provisions of the Plan.

8.   INCENTIVE STOCK OPTIONS.

   Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock options granted under the Plan shall, at the time of grant, be specifically designated as such in the stock option agreement covering such Incentive Stock Options. Options not specifically designated as Incentive Stock Options shall be deemed to be non-statutory options.

     (b) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

9.   STOCK OPTION AGREEMENT.

     Each stock option granted under this Plan shall be offered to the optionee in the form of a notice of grant of stock option and a stock option agreement which the optionee may accept by complying with the terms of the offer. The stock option agreements shall specify the type of option, the number of shares to which the option relates, the option price, and the period within which the option may be exercised. Such stock option agreements shall contain such other provisions as the Committee may determine, which determinations need not be uniform as between the various stock option agreements. Notwithstanding the foregoing, the following provisions shall be incorporated in each stock option agreement:


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     (a) Nontransferability of Options. All options and related stock appreciation rights shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

     (b) Expiration Date. Under no circumstances may a stock option or related stock appreciation right be exercised after its expiration date.

     (c) Effect of Termination of Employment or other Relationship. Except as follows, no stock option or related stock appreciation right may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, and, in no event, may a stock option or related stock appreciation right be exercised after its expiration date:

     (1) Incentive Stock Options

     (i) Except as provided in subsections (ii) and (iii) below, an Incentive Stock Option or related stock appreciation right may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company;

     (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option or related stock appreciation may be exercised by the person to whom it is transferred by will or the laws of descent and distribution or by the optionee's executor or administrator within the period of one year after the date of death; and

     (iii) if the optionee becomes permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option or related stock appreciation right may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability.

     (2) Non-Statutory Options

     (i) Except as provided in subsections (ii) (iii) and (iv) below, a non-statutory option or related stock appreciation right may be exercised within the



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period of three months after the date the optionee ceases to be an employee of the Company or a member of the Board of Directors;

     (ii) if the optionee dies (x) while in the employ of the Company or while a member of the Board of Directors, (y) within three months after the optionee ceases to be such an employee or member of the Board of Directors, or (z) within three years after the optionee retires, at a Company-recognized retirement age, from the Company as an employee or member of the Board of Directors, the non-statutory option or related stock appreciation right may be exercised by the person to whom it is transferred by will or the laws of descent and distribution or by the optionee's executor or administrator within the period of one year after the date of death;

     (iii) if the optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company or while a member of the Board of Directors, the non-statutory option or related stock appreciation right may be exercised within the period of one year after the optionee ceases to be such an employee or member of the Board of Directors because of such disability; and

     (iv) if the optionee retires, at a Company-recognized retirement age, from the Company as an employee or member of the Board of Directors, the non-statutory option or related stock appreciation right may be exercised within the period of three years after such retirement.

     For all purposes of the Plan and any option or award granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

10.    STOCK APPRECIATION RIGHTS.

     At the sole discretion of the Committee, stock appreciation rights may be included in any option granted under this Plan, either concurrently with the grant of the option or, with the consent of the optionee, at any time thereafter during the term of the option. Stock appreciation rights shall entitle the holder thereof, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company, an amount, in Common Stock or cash, as determined by the Committee, equal to no more than 100% of the excess of the fair market value, on the date of such exercise, of the stock covered by such option or portion thereof over the option price of such stock as provided in such option. Said fair market value shall be deemed to be



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the closing price of the stock on the New York Stock Exchange Composite
Transactions Tape on the date of exercise, or if there was no sale, on the last previous day on which there was a sale. Upon exercise of a stock appreciation right and surrender of the related option or portion thereof, such option, to the extent surrendered, shall not thereafter be exercisable, but all stock as to which the surrendered portion of the option relates less the number of shares of stock issued under such stock appreciation rights, if any, shall be available for future grants under the Plan.

     Stock appreciation rights shall be exercisable (a) at such time or times and to the extent, but only to the extent, that the options to which they are related shall be exercisable as stipulated in this Plan, and (b) only when the fair market value of the stock covered by the option exceeds the option price of such stock as provided in such option. The Committee may impose such other conditions upon the grant or exercise of stock appreciation rights as it deems advisable, including but not limited to, such conditions relative to Reporting Persons that may be desirable in order to meet the requirements of Rule 16b-3.

     The Committee shall have sole discretion, at the time of the grant of the stock appreciation right, to determine the form in which payment will be made upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof), and may reserve to itself, at the time of the grant, the right to consent to or disapprove the election of any participant to receive cash in full or partial settlement of the right at the time of exercise of the right.

11.    COMPLIANCE WITH SECURITIES LAWS.

     Each option shall be subject to the requirement that if, at any time, the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.


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12.    RIGHTS AS A STOCKHOLDER.

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to said holder for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

13.    ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

     (b) Committee Authority to Make Adjustments. Any adjustments under this
Article 13 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

14.    MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options



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shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

15.    NO SPECIAL RIGHTS.

     (a) Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     (b) Except as provided by the Plan, the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, or reorganization. The existence of the Plan and the options granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.


16.    WITHHOLDING.

     The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state, or local taxes of any kind



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required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

17.    PROVISION FOR FOREIGN EMPLOYEES.

     The Committee may, without amending the Plan, modify options granted to employees who are foreign nationals or who are employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

18.    ADDITIONAL PROVISIONS.

     The Committee may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

19.    OTHER EMPLOYEE BENEFITS.

     Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of any option or the sale of shares received upon such exercise will constitute compensation with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.    TERMINATION AND AMENDMENT OF THE PLAN.

   (a) The Board of Directors may terminate the Plan at any time and may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options held by Reporting Persons, the Board of Directors may not effect such modification or amendment without such approval.



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   (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors and the Committee shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

21.    EFFECTIVE DATE AND TERM OF THE PLAN.

   (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, subject to approval by the stockholders of the Company.

   (b) Term. Unless sooner terminated by the Board of Directors, the Plan shall terminate on January 21, 2002, except with respect to any options then outstanding under the Plan.
















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